SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2017

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 894-6900
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition
On January 30, 2017, BankFinancial Corporation (Nasdaq – BFIN) issued a press release announcing the results for the fourth quarter and year ended December 31, 2016 and issued the Fourth Quarter 2016 Quarterly Financial and Statistical Supplement for the latest five quarters. The press release and Quarterly Financial and Statistical Supplement are included as Exhibits 99.1 and 99.2 to this report.
BankFinancial Corporation will review fourth quarter 2016 results in a conference call and webcast for stockholders and analysts on Tuesday, January 31, 2017 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (844) 413-1780 using participant passcode 60249177. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page. For those persons unable to participate in the conference call, the webcast will be archived through 11:59 p.m. Chicago Time on Friday, February 24, 2017 on our website. BankFinancial Corporation’s Quarterly Financial and Statistical Supplement is scheduled to be available on our website, under the “Investor Relations” section, on January 30, 2017.

Item 7.01.	Regulation FD Disclosure
The press release referenced in Item 2.02, above, included certain predictions and other forward looking statements as to the Company’s performance for the years ending December 31, 2016 and 2017.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.    Description
99.1    Press Release dated January 30, 2017
99.2    Quarterly Financial and Statistical Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKFINANCIAL CORPORATION

Date:	January 30, 2017	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.    Description
99.1    Press Release dated January 30, 2017
99.2    Quarterly Financial and Statistical Supplement